                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                              ---------------------------

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                             Princeton Video Image, Inc.
                  ------------------------------------------------------
                  (Exact Name of Registrant as Specified in its Charter)


               New Jersey                        22-3062052
----------------------------------------      ------------------
(State of Incorporation or Organization)      (I.R.S. Employer
                                             Identification no.)


  15 Princess Road, Lawrenceville, NJ              08648
----------------------------------------      ------------------
(Address of Principal Executive Office)          (Zip Code)


If this form relates to the            If this form relates to
registration of a class of             the registration of a
debt securities and is                 class of debt securities
effective upon filing pursuant         and is to become
to General Instruction A(c)(1)         effective simultaneously
please check the following box.        with the effectiveness of
                                       a concurrent registration
                                       statement under the
                                       Securities Act of 1933
                                       pursuant to General
                                       Instruction A(c)(2)
                                       please check the
                                       following box.


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class           Name of Each Exchange on Which
    to be so Registered           Each Class is to be Registered
    -------------------           ------------------------------
    None


Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock (no par value per share)
                        -------------------------------------
                                  (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    A description of the Common Stock, no par value per share, of Princeton Video Image, Inc. (the "Company"), to be registered hereunder is incorporated by reference to the section entitled "Description of Securities" in the prospectus forming a part of the Registration Statement on Form SB-2, as amended (Registration No. 333-37725), filed by the Company under the Securities Act of 1933, as amended.


ITEM 2.  EXHIBITS.

    3.1  Restated Certificate of Incorporation (incorporated by reference to
Exhibit 3.1 to the Company's Registration Statement on Form SB-2, as amended (File No. 333-37725)).

    3.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2, as amended (File No. 333-37725)).

    4.1  Specimen Common Stock Certificate (incorporated by reference to
Exhibit 4.1 to the Company's Registration Statement on Form SB-2, as amended (File No. 333-37725)).

                                      SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       PRINCETON VIDEO IMAGE, INC.



                                       By: /s/ Brown F Williams
                                           -------------------------
                                           Brown F Williams,
                                           Chairman of the Board
                                           and Treasurer




Date:   November 24, 1997